Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
India Globalization Capital, Inc.

We hereby consent to the incorporation by reference in the Post Effective Amendment No. 4 to the Registration Statement on Form S-3 to the Registration Statement on Form S-1 of India Globalization Capital, Inc. of: (i) our report on the financial statements of India Globalization Capital, Inc. for the fiscal years ended March 31, 2009 and March 31, 2008.  We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

YOGANANDH & RAM
/s/Yoganandh & Ram
Chennai, India

December 26, 2009